Exhibit 99.2

Plains Exploration & Production Company 700 Milam, Suite 3100, Houston, TX 77002 www.pxp.com

NEWS RELEASE

FOR IMMEDIATE RELEASE

PXP COMPLETES DIVESTMENT OF ITS

GULF OF MEXICO SHALLOW WATER SHELF PROPERTIES

Houston, Texas, December 30, 2010 - Plains Exploration & Production Company (NYSE: PXP) (“PXP”) announces it has completed the divestment of its Gulf of Mexico shallow water shelf properties to McMoRan Exploration Co. (NYSE: MMR). The transaction was approved by McMoRan shareholders at a special meeting of the stockholders held today. At closing and after preliminary closing adjustments, PXP received approximately $86 million in cash, which includes $11 million in working capital adjustments, and 51 million shares of McMoRan common stock in exchange for all of PXP’s interests in its Gulf of Mexico leasehold located in less than 500 feet of water.

PXP has designated James C. Flores, PXP’s Chairman of the Board, President and Chief Executive Officer, and John F. Wombwell, Executive Vice President, General Counsel and Secretary of PXP, to McMoRan’s Board of Directors.

James C. Flores, Chairman of the Board, President and Chief Executive Officer of PXP commented, “The Gulf of Mexico shallow water ultra-deep exploration program has been and continues to be a successful value creation strategy, and we look forward to our future participation as a significant McMoRan shareholder. The unique operator/ownership structure approved today maximizes value for both PXP and McMoRan shareholders from the ultra-deep program’s current discoveries and exploration potential, and through PXP’s ownership position, PXP shareholders maintain growth exposure to this dynamic and emerging play without substantial capital requirements.”

Barclays Capital and Jefferies & Company acted as advisors to PXP on the transaction.

PXP is an independent oil and gas company primarily engaged in the activities of acquiring, developing, exploring and producing oil and gas in California, Texas, Louisiana and the Gulf of Mexico. PXP is headquartered in Houston, Texas.

ADDITIONAL INFORMATION & FORWARD-LOOKING STATEMENTS

This press release contains forward-looking information regarding PXP that is intended to be covered by the safe harbor “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements included in this press release that address activities, events or developments that PXP expects, believes or anticipates will or may occur in the future are forward-looking statement. These include statements regarding:

* oil and gas prices,

* results of drilling activities,

* development schedules,

* the impact of derivative positions,

* production expense estimates,

* cash flow estimates,

* future financial performance,

* capital and credit market conditions,

* planned capital expenditures, and

* other matters that are discussed in PXP’s filings with the SEC.

These statements are based on our current expectations and projections about future events and involve known and unknown risks, uncertainties, and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. Please refer to our filings with the SEC, including our Form 10-K, for a discussion of these risks.

All forward-looking statements in this report are made as of the date hereof, and you should not place undue reliance on these statements without also considering the risks and uncertainties associated with these statements and our business that are discussed in this report and our other filings with the SEC. Moreover, although we believe the expectations reflected in the forward-looking statements are based upon reasonable assumptions, we can give no assurance that we will attain these expectations or that any deviations will not be material. Except as required by law, we do not intend to update these forward-looking statements and information.

Contact:

Investors:	Media:
Hance Myers, 713.579.6291	Scott Winters, 713.579.6190
hmyers@pxp.com	swinters@pxp.com

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